UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 23, 2026, BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank, held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) for which the Board of Directors solicited proxies to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2026. As of March 4, 2026, the record date for the Annual Meeting, holders of a total of 17,358,931 shares of the Company’s common stock were entitled to vote on the matters considered at the Annual Meeting.

The proposals voted on at the Annual Meeting by shareholders of the Company and the voting results were as follows:

Proposal I. Election of Directors.

The following directors were elected for a term ending at the annual meeting of shareholders to be held in the year next to their name in the following table:

Nominees	Term Ending in	For	Withheld	Broker Nonvotes
Ryan Blake	2029	8,188,864	1,493,376	3,531,061
James Rizzo	2029	8,068,632	1,613,608	3,531,061
Gerald Werdann	2029	8,770,574	911,666	3,531,061
Michael Widmer	2029	7,868,243	1,813,997	3,531,061

Proposal II. Ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Nonvotes
12,211,374	766,727	235,200	0

Proposal III. Advisory, non-binding vote on the approval of executive compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes
8,458,434	867,755	356,051	3,531,061

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: April 28, 2026	By:	/s/ Ryan Blake
Ryan Blake
Executive Vice President, Chief Operating Officer and Corporate Secretary
(Duly Authorized Representative)

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